UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported) February 12, 2000


                    MAXUS REAL PROPERTY INVESTORS-FOUR, L.P.
             (Exact Name of Registrant as Specified in its Charter)


        MISSOURI                    000-11023                     43-1250566
(State or  Other Jurisdiction      (Commission                  (IRS Employer
       of Incorporation)           File Number)              Identification No.)





1100 Main, Suite 2100, Kansas City, MO                               64105
(Address of Principal Executive Offices)                           (Zip Code)


        Registrant's telephone number, including area code (816) 421-4670


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Item 5.  Other Events.

         On January 28, 2000, the Registrant entered into a contract to sell the Cobblestone Court Shopping Center ("Cobblestone"), located at 14150 Nicollet Avenue South in Burnsville, Minnesota, a suburb of Minneapolis, to an unrelated third party, Farrington Properties, Inc., a Minnesota corporation ("Farrington"). The sale price is $5,100,000. The contract was subject to a fifteen (15) day due diligence period pursuant to which Farrington had the right to terminate the contract without liability to the Registrant. The due diligence period expired February 12, 2000. The sale is tentatively scheduled to close on March 28, 2000, with the contract providing for one forty-five day extension. The sale is subject to certain conditions, including but not limited to delivery of satisfactory title and delivery of satisfactory subordination, non-disturbance and attornment agreements and estoppel letters from all tenants.

         A copy of the sale contract is attached as an exhibit hereto.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)  Financial Statements of Business Acquired

                  Not applicable.

         (b)  Pro Forma Financial Information

                  Not applicable.

         (c)  Exhibits

                  10.1 Cobblestone Court Shopping Center Sale Agreement dated January 28, 2000 by and between Nooney Real Property Investors-Four, L.P. and Farrington Properties, Inc.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    MAXUS REAL PROPERTY INVESTORS-FOUR, L.P.
                                    Missouri limited partnership

                                    By:    Maxus Capital Corp., the Registrant's
                                           General Partner

Date: February 16, 2000                    By: /s/ Daniel W. Pishny
                                                   Daniel W. Pishny
                                                   President

                                        2

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                           EXHIBIT INDEX TO FORM 8-K/A


        Exhibit
        Number            Description

          10.1 Cobblestone Court Shopping Center Sale Agreement dated January 28, 2000 by and between Nooney Real Property Investors-Four, L.P. and Farrington Properties, Inc.



                                        3

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